EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124818) pertaining to the Garmin International, Inc. 401(k) and Pension Plan,
(2)	Registration Statement (Form S-8 No. 333-125717) pertaining to the Garmin Ltd. 2005 Equity Incentive Plan,
(3)	Registration Statement (Form S-8 No. 333-51470) pertaining to the Garmin Ltd. Employee Stock Purchase Plan, Garmin Ltd. 2000 Equity Incentive Plan, Garmin Ltd. Non-Employee Director’s Option Plan, and
(4)	Registration Statement (Form S-8 No. 333-52766) pertaining to the Garmin International, Inc. Savings and Profit Sharing Plan;

of our reports dated February 24, 2009, with respect to the consolidated financial statements and schedule of Garmin Ltd. and Subsidiaries, and the effectiveness of internal control over financial reporting of Garmin Ltd., included in this Annual Report (Form 10-K) for the year ended December 27, 2008.

/s/ Ernst & Young LLP

Kansas City, Missouri
February 24, 2009